UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2008, Thomas Weisel Partners Group, Inc. (the “Registrant”) issued a press release announcing financial results for its second quarter ended June 30, 2008. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information or exhibit in the future.

Item 5.02 Compensatory Arrangements of Certain Officers

(e) On or about August 6, 2008, and pursuant to its Equity Incentive Plan, Registrant intends to grant the following restricted stock unit equity awards, each as approved by the Registrant’s Compensation Committee:

•
As part of an August 2008 incentive program, an aggregate of 550,000 restricted stock units, subject to performance-based vesting criteria, to the following members of the Registrant’s Executive Committee: Thomas Carbeau - 100,000 units; Keith Gay - 100,000 units; William McLeod - 75,000 units; Brad Raymond - 125,000 units; Anthony Stais - 75,000 units; and Shaugn Stanley - 75,000 units; with all or a portion of such restricted stock units to vest on the three year anniversary of the grant date if all or a combination of the following performance criteria are fully or partially satisfied for the 12-month performance period of July 1, 2010 through June 30, 2011: average revenue per employee of zero to $1,000,000; net income margin of 0% to 10%; and return on equity of 0% to 20%. These awards will be made pursuant to a form of award agreement which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

•
An aggregate of approximately 2,970,000 restricted stock units to officers and employees of the Registrant as part of the August 2008 incentive program referenced above, with such restricted stock units to cliff vest after a three year vesting period. A portion of these grants are being made to members of the Registrant’s Executive Committee, as follows: Thomas Carbeau - 25,000 units; William McLeod - 25,000 units; Brad Raymond - 25,000 units; and Anthony Stais - 25,000 units. These awards will be made pursuant to a form of award agreement which is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

•
Approximately $3.5 million worth of restricted stock units to certain officers and employees as part of mid-year bonus payments to these individuals, which amount includes $1,000,000 worth of restricted stock units being granted to Lionel F. Conacher as his mid-year bonus in partial satisfaction of his employment agreement. These awards will vest pro-rata in three tranches over a three year vesting period and will be made pursuant to a form of award agreement which is filed herewith as Exhibit 99.4 and is incorporated herein by reference. In addition, it is currently intended that this form of award agreement will be one of the forms of award agreement utilized for future grants of restricted stock units, and may be used with respect to future grants of restricted stock units to Registrant’s Chief Executive Officer, Chief Financial Officer and other named executive officers.

The information furnished in this report, including Exhibits 99.2, 99.3 and 99.4, shall not be deemed to constitute an admission that such information or exhibit is required to be filed or that such information or exhibit contains material information. In addition, the Registrant does not assume any obligation to update such information or exhibit in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press release of the Registrant dated July 30, 2008.

The following exhibits are filed as part of this Current Report on Form 8-K:

99.2	Form of Equity Incentive Plan Performance Award Agreement (Performance Based, August 2008).
99.3	Form of Restricted Stock Unit Award Agreement (Time Based, August 2008).
99.4	Form of Restricted Stock Unit Award Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: August 1, 2008	By:	/s/ Shaugn Stanley
Name: Shaugn Stanley
Title: Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of the Registrant dated July 30, 2008.
99.2	Form of Equity Incentive Plan Performance Award Agreement (Performance Based, August 2008).
99.3	Form of Restricted Stock Unit Award Agreement (Time Based, August 2008).
99.4	Form of Restricted Stock Unit Award Agreement.